      THE UNIVERSAL INSTITUTIONAL FUND, INC. - GLOBAL REAL ESTATE PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                         JANUARY 1, 2009 - JUNE 30, 2009

                                                              AMOUNT
                                                                OF       % OF    % OF
                 PURCHASE/          OFFERING      TOTAL       SHARES   OFFERING  FUNDS
    SECURITY       TRADE    SIZE OF PRICE OF    AMOUNT OF   PURCHASED PURCHASED  TOTAL                              PURCHASED
    PURCHASED      DATE    OFFERING  SHARES     OFFERING     BY FUND   BY FUND  ASSETS           BROKERS               FROM
    ---------    --------- -------- -------- -------------- --------- --------- ------ -------------------------- -------------

    Prologis      04/08/09    --     $ 6.600 $1,003,200,000   84,090    0.05%    0.56% Merrill Lynch & Co., Citi, Merrill Lynch
                                                                                        Deutsche Bank Securities,
                                                                                         ABN AMRO Incorporated,
                                                                                         Barclays Capital, J.P.
                                                                                         Morgan, Morgan Stanley,
                                                                                          UBS Investment Bank,
                                                                                        CALYON, Daiwa Securities
                                                                                            America Inc., ING
                                                                                        Wholesale, Scotia Capital

Duke Realty Corp. 04/16/09    --     $ 7.650 $  500,310,000   13,200    0.03%    0.16%  Merrill Lynch & Co., J.P. Merrill Lynch
                                                                                         Morgan, Morgan Stanley,
                                                                                        Deutsche Bank Securities,
                                                                                        Morgan Keegan & Company,
                                                                                       Inc., UBS Investment Bank,
                                                                                          Wachovia Securities,
                                                                                        Scotia Capital, Citi, ABN
                                                                                        AMRO, PNC Capital Markets
                                                                                        LLC, RBC Capital Markets,
                                                                                            SunTrust Robinson
                                                                                        Humphrey, Scotia Capital

 Regency Centers  04/21/09    --     $32.500 $  282,750,000   45,610    0.52%    0.26%    J.P. Morgan, Wachovia    J.P. Morgan
      Corp.                                                                             Securities, Merrill Lynch
                                                                                         & Co., Citi, Mitsubishi
                                                                                           UFJ Securities, PNC
                                                                                          Capital Markets LLC,
                                                                                          Comerica Securities,
                                                                                          Mizuho Securities USA
                                                                                       Inc., RBC Capital Markets,
                                                                                        Daiwa Securities America
                                                                                          Inc., Morgan Keegan &
                                                                                         Company, Inc., SunTrust
                                                                                            Robinson Humphrey

 Camden Property  05/06/09    --     $27.500 $  247,500,000     9170    0.10%    0.19%  Merrill Lynch & Co., J.P. Merrill Lynch
      Trust                                                                               Morgan, Deutsche Bank
                                                                                        Securities, Morgan Keegan
                                                                                         & Company, Inc., Credit
                                                                                         Suisse, ING Wholesale,
                                                                                        Wachovia Securities, PNC
                                                                                          Capital Markets LLC,
                                                                                          Morgan Stanley, Piper
                                                                                        Jaffray, Scotia Capital,
                                                                                       SunTrust, Robinson Humphrey

 Simon Property   05/07/09    --     $50.000 $1,000,000,000   18,600    0.09$    0.76%  Merrill Lynch & Co., J.P. Merrill Lynch
   Group Inc.                                                                            Morgan, Morgan Stanley,
                                                                                        Citi, Credit Suisse, ABN
                                                                                        AMRO Incorporated, Calyon
                                                                                         Securities (USA) Inc.,
                                                                                        Daiwa Securities America
                                                                                        Inc., ING Wholesale, PNC
                                                                                       Capital Markets LLC, Piper
                                                                                        Jaffray, Scotia Capital,
                                                                                        Morgan Keegan & Company,
                                                                                         Inc., Stifel Nicolaus,
                                                                                       SunTrust Robinson Humphrey

   Forest City    05/14/09    --     $ 6.600 $  300,300,000  18,7040    0.41$    1.02%    Merrill Lynch & Co.,    Merrill Lynch
Enterprises Inc.                                                                          Goldman, Sachs & Co.,
                                                                                        Morgan Stanley, Barclays
                                                                                        Capital, KeyBanc, Capital
                                                                                         Markets, UBS Investment
                                                                                        Bank, PNC Capital Markets
                                                                                              LLC, ABN AMRO
                                                                                          Incorporated, Calyon
                                                                                       Securities (USA) Inc., BMO
                                                                                        Capital Markets, Comerica
                                                                                          Securities, Inc., BNY
                                                                                             Mellon Capital
                                                                                            Markets, LLC, ING
                                                                                       Wholesale, Keefe, Bruyette
                                                                                         & Woods, Piper Jaffray,
                                                                                           RBC Capital Markets